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                                                                    EXHIBIT 99.5


                                 FIRST AMENDMENT
                                       TO
                       MONITORING AND OVERSIGHT AGREEMENT


         THIS FIRST AMENDMENT TO MONITORING AND OVERSIGHT AGREEMENT (this "Amendment") is made and entered into as of January 7, 2002, among Sunrise Television Corp., a Delaware corporation ("Holdings"), STC Broadcasting, Inc., a Delaware corporation (the "Company"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         WHEREAS, Holdings, the Company and HMCo entered into a Monitoring and Oversight Agreement dated as of February 28, 1997 (the "Monitoring Agreement"), pursuant to which, inter alia, Holdings and the Company retained HMCo to acquire, and HMCo agreed to provide certain monitoring and oversight services to Holdings and the Company according to the terms of the Monitoring Agreement; and

         WHEREAS, each of Holdings, the Company, and HMCo desire to amend the Monitoring Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment. Section 3 of the Monitoring Agreement is hereby amended by deleting Section 3 in its entirety and by substituting in lieu thereof the following:

         "3. Compensation.

                           (a) As compensation for HMCo's services to Holdings
                  and the Company under this Agreement, Holdings and the Company hereby irrevocably agree to pay to HMCo, and Holdings agrees to cause the Company to pay, an aggregate annual fee (the "Monitoring Fee") of $100,000 prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof. All payments shall be made by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing).

                           (b) All past due payments in respect of the
                  Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of JP Morgan Chase & Co. or its successors (which rate is a

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                  reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent (5%), from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon."

         2. Certain Definitions. Capitalized terms used without definition in this Amendment have the meanings set forth in the Monitoring Agreement (as amended hereby).

         3. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and maybe appended to, any other counterpart.

         4. Effect; Governing Law. Except as specifically amended by this Amendment, the Monitoring Agreement shall remain in full force and effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts-of-law principles thereof).

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        HICKS, MUSE & CO. PARTNERS, L.P.

                                        By:     HM PARTNERS INC.,
                                                its General Partner


                                                By:    /s/ Peter S. Brodsky
                                                       ------------------------
                                                Name:  Peter S. Brodsky
                                                Title: Authorized Representative



                                        SUNRISE TELEVISION CORP.


                                        By:      /s/ David A. Fitz
                                                 -------------------------------
                                        Name:    David A. Fitz
                                        Title:   Executive Vice President and
                                                        Chief Financial Officer




                                        STC BROADCASTING, INC.

                                        By:      /s/ David A. Fitz
                                                 -------------------------------
                                        Name:    David A. Fitz
                                        Title:   Executive Vice President and
                                                        Chief Financial Officer